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                                                                   EXHIBIT 10.25

                         AGREEMENT, RELEASE AND COVENANT
                                   NOT TO SUE


This agreement, made the 28th day of January, 1997 by and among Dennis DiDonato ("DiDonato"), residing at 42 Larry's Lane, Pleasantville, New York 10570, Dawn Technologies Inc., (the "Company" or "Dawn Technologies"), Dawn Special Systems Corporation, Dawn Products Corp. (collectively "Dawn"); and Warren Novick ("Novick"), residing at 40 Gibraltar Lane, Avon, CT 06001.

WHEREAS, DiDonato has commenced, and withdrawn without prejudice, an action against Dawn and Novick, entitled Dennis DiDonato v. Warren Novick, Dawn Technologies, Inc., Dawn Special Systems Corporation, Dawn Products Corp., in the New York State Supreme Court, Westchester County (Index No. 96-17922) (the "Action"); and

WHEREAS, DiDonato possesses certain shares of common stock of Dawn Technologies that the Company contends were not yet vested in him, and DiDonato claims that the Company is holding 140,000 shares of common stock to which he is entitled; and

WHEREAS, DiDonato has agreed to obtain for Dawn and general release from David Hirsch ("Hirsch"), an individual with whom DiDonato is friendly whose claims against Dawn, if any, will be satisfied from the amounts DiDonato will receive hereunder, and whose release is required by the Company as a condition of settling with DiDonato; and

WHEREAS, the parties hereto have agreed to settle all claims existing among them, including all claims, with respect to ownership of or entitlement to stock or options, and including the claims raised in the Action, without admission of fault or liability on the part of any of the parties hereto; and

WHEREAS, it is the intention of the parties that this agreement be construed as broadly as possible to be given the greatest effect the law will allow;

NOW, THEREFORE, in consideration of the foregoing and for valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

   1. Payments to DiDonato for DiDonato and/or Hirsch

      Dawn Technologies agrees to pay to DiDonato the sum of Sixty Thousand Dollars ($60,000.00) less any withholding taxes, Social Security, Medicare taxes and other deduction required by law, payable as follows: $5,000 upon execution of this agreement, and $5,000 on February 3, 1997, and on the first business day of each of the ten (10) succeeding months. These payments are in full satisfaction of all monetary amounts due or to become due, vested or contingent, from Dawn or Novick to DiDonato or Hirsch for any reason whatsoever (except for payments specifically provided under this agreement), including without limitation any amount claimed or due on account of prior compensation, grants of stock or stock options, severance, amounts based on an employment agreement, interest, or any other cause.

   2. Vesting of Stock and Cancellation and/or Acknowledgment of Expiration of Rights or Options to Acquire Stock or Awards of Stock.
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      Upon the effective date of this agreement, all common stock of Dawn
      Technologies registered in the name of DiDonato, including the 140,000 shares represented by certificate no. DCN 1122 in the possession of the Company (the "140,000 shares") shall be deemed fully vested in DiDonato, and the Company waives any claim to return of any such shares. Other than shares represented by certificates already in his possession or in "street name" held for him as beneficial owner, any other shares, options, grants, awards or other rights or claims to shares of stock of Dawn Technologies, under any written plan or otherwise, whether vested or contingent, and any shares registered in the name of Hirsch in the possession of the Company, shall be deemed to have expired, or to have been waived, or to have been transferred to, or at the direction of the Company, as it in its sole discretion shall deem appropriate. DiDonato shall execute and deliver to the Company, at no charge, promptly upon request, all documents reasonably required by the Company to evidence or effect the foregoing, and DiDonato shall cause Hirsch to do the same.

   3. Purchase and Sale of the 140,000 Shares

      (a) Novick hereby purchases from DiDonato, and DiDonato hereby sells to Novick, the 140,000 shares for the sum of fifteen ($0.15) per share.

      (b) Payment shall be made by check payable to DiDonato, to be delivered promptly following the effective date of this agreement. DiDonato shall cause to be delivered in escrow, to be delivered to Novick the certificate representing the 140,000 shares, and duly executed stock powers, in blank, for the 140,000 shares, with signature guaranty sufficient to cause the Company's transfer agent to effect the transfer of stock.

      (c) The sale of stock under this paragraph is conditioned upon the effectiveness of this agreement in its entirety and, if this agreement does not become effective as provided in paragraph 7 below, then neither Novick nor DiDonato shall have any obligations under this paragraph.

      (d) DiDonato represents and warrants to Novick that: (I) upon the effective date of this settlement agreement, and at the time of his sale of the 140,000 shares, he has or will have full right, title and interest in and to the 140,000 shares; (ii) he has not transferred, assigned, conveyed, pledged or encumbered all or any part of the 140,000 shares; and (iii) upon delivery to Novick of the certificates(s) and stock powers as provided hereunder, Novick will have full right, title and interest in and to the 140,000, free of all claims, liens or encumbrances of any person, entity or taxing authority.

      4.  (a) Documents to be Delivered by DiDonato

          DiDonato shall execute and delivery his general releases in the forms annexed hereto as Exhibit A, and a stock power for the 140,000 shares in the form annexed hereto as Exhibit B. DiDonato shall obtain from Hirsch and deliver Hirsch's duly executed general releases in the forms annexed hereto as Exhibit C, and a stock power for 60,000 shares in the form annexed hereto as Exhibit D. The stock powers shall have signature guarantees sufficient to cause the Company's transfer agent to effect transfer of stock.

          (b) Documents to be Delivered by Dawn

          Dawn shall execute and deliver to DiDonato its general release of DiDonato in the form annexed hereto as Exhibit E, and its general release of Hirsch, in the form annexed hereto as Exhibit F.

      5.  DiDonato's Representations

          DiDonato hereby represents that: (a) he has not filed any complaint or claim against Dawn, any of their affiliated companies or entities, or their employees, with any other court or governmental agency, except for the action; and (b) he has not transferred, assigned, pledged or conveyed all or any part of his interest in any claim or property which is the subject of this agreement or the release to be delivered by him hereunder. The foregoing representations shall survive the closing of the transactions provided for hereunder.
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      6.  Covenant Not to Sue

          DiDonato, on behalf of himself, his heirs, executors, administrators, and assigns agrees never to directly or indirectly commence or prosecute, or assist in the commencement or prosecution, or in any way cause, or advise to be commenced or prosecuted, any complaint, action or proceeding against Dawn, its subsidiaries, affiliates, divisions, successors and assigns and their past, present or future officers, directors, agents or employees, with respect to any matter, whether or not known, based upon any act, transaction practice, conduct or omission that occurred prior to the date of this agreement.

      7.  Effective Date

          (a) This agreement, when signed by DiDonato and delivered to Shiff & Tisman with the documents to be held in escrow pursuant to subparagraph 7(b) shall promptly be submitted for approval by the Board of Directors of Dawn Technologies. This agreement shall be effective immediately upon such approval.

          (b) All documents required to be delivered hereunder by DiDonato, the check from Novick for purchase of the 140,000 shares, the general releases executed by Dawn, and the check for the first payment by Dawn Technologies to DiDonato shall be delivered to Shiff & Tisman, Attention: Stephen E. Tisman, Esq., to be held in escrow pending the effectiveness of this agreement. Upon the effectiveness of the agreement, the escrow shall be released and Shiff & Tisman, promptly shall cause to be delivered to John Tartaglia, Esq., counsel for DiDonato, a copy of this agreement duly signed by Dawn and Novick, the general releases by Dawn of DiDonato and Hirsch, and the two checks held in escrow. If this agreement is not approved by the Board of Dawn Technologies by January 24, 1997, then all documents and checks shall be returned by Shiff & Tisman to the person or entity which provided them, and this agreement shall be of no further force or effect.

      8.  Further Proceedings in the Event of Default

          (a) In the event that all payments required to be made to DiDonato by Novick and Dawn Technologies hereunder are made, then the stipulation of discontinuance of the action previously filed shall be deemed to be with prejudice.

          (b) In the event that DiDonato has complied with all of his obligations hereunder, and Dawn Technologies fails to make any payment specified in paragraph 1 of this agreement, and the Company does not cure such failure within ten (10) days after receipt of written notice to Dawn Technologies, Inc. (Attention:
              Warren Novick), 40 Gibraltar Lane, Avon, CT 06001, with a copy to Michael I. Stolzar, Esq., Zissu Gumbinger Stolzar & Wasserman, 950 Third Avenue, New York NY 10022), or such other address as may be notified to DiDonato at his address first listed above, then DiDonato may, upon affidavit of counsel for DiDonato made after appropriate inquiry, and without further notice and without further application, refile the action and enter judgment against Dawn Technologies, only, therein in the sum of $60,000 less all amounts previously paid pursuant to paragraph 1 of this stipulation. In the event that Dawn Technologies fails to made the payments as specified in paragraph 1 of this agreement, interest shall accrue on all unpaid amounts at the annual rate of 9%, calculated from the date hereof.
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      9.  MISCELLANEOUS

            This agreement, release and covenant not to sue: is made and entered into in the State of New York and shall be governed by the laws of New York applicable to contracts made and wholly to be performed in New York; may be amended or canceled only by a writing signed by DiDonato, Dawn Technology and Novick; and sets forth the entire agreement among the parties, and fully supersedes any and all prior agreements or understandings among the parties.

                                    DAWN TECHNOLOGIES, INC.

   __________________________       By:__________________________
   DENNIS DIDONATO                     Authorized Official

                                       DAWN SPECIAL SYSTEMS
                                         CORPORATION

                                    By:__________________________
                                       Authorized Official

                                       DAWN PRODUCTS CORP.

                                    By:__________________________
                                       Authorized Official

                                       __________________________
                                       WARREN NOVICK